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                                                                EXHIBIT 10.2



                            STOCK PURCHASE AGREEMENT

       This Agreement is made as of this 6th day of September, 1996 by and between LENEL SYSTEMS INTERNATIONAL, INC., a Delaware corporation, with its principal executive offices located at 290 Woodcliff Office Park, Fairport, New York 14450 (the "Company") and ULTRAK, INC., a Delaware corporation with its principal executive offices located at 1220 Champion Circle, Suite 100, Carrollton, Texas 75006 ("Ultrak").

       Subject to the terms and conditions hereof, the parties agree as follows:

                                   SECTION 1
                                 SALE OF STOCK

       1.1 Sale of Stock. Subject to the terms and conditions hereof, the Company will issue and sell to Ultrak, and Ultrak will purchase from the Company, an aggregate of 1,500,000 shares of Common Stock, par value $.10 (the "Common Stock") of the Company (the "Shares") for a purchase price of One Dollar and 75/100 ($1.75) per share.


                                   SECTION 2
                            CLOSING DATES; DELIVERY

       2.1 Closing Dates. The closing of the purchase and sale of the Shares and the other transactions contemplated hereunder shall be held at the offices of the Company at 8:30 a.m., local time, on September 6, 1996 (the "Closing") or at such other time and place upon which Ultrak and the Company shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

       2.2 Delivery. At the Closing, the Company will deliver to Ultrak a certificate registered in Ultrak's name representing the number of Shares to be purchased by Ultrak at the Closing, and Ultrak shall pay the purchase price, in the amount of $2,625,000, by either (i) delivery of a certified check drawn on a US bank and made payable to the Company, or (ii) direct wire transfer into the Company's account.


                                   SECTION 3
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company represents and warrants to Ultrak as follows:

       3.1 Organization and Standing; Articles and By-Laws. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is presently qualified to do business as a
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foreign corporation in the State of New York and in all other jurisdictions where the failure to be so qualified would have a material adverse affect on the Company's business as now conducted or as now proposed to be conducted.
The Company has furnished Ultrak with copies of its Articles of Incorporation and By-Laws, as amended. Said copies are true, correct and complete and contain all amendments through the Closing Date.

       3.2 Corporate Power. The Company will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver this Agreement, to issue the Shares and to carry out and perform its obligations under the terms of this Agreement and the documents contemplated hereby or executed in connection herewith.

       3.3 Subsidiaries. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

       3.4 Capitalization. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, of which 4,817,516 shares are issued and outstanding, including 878,183 shares, which have been issued upon the exercise of warrants accomplished by the cancellation of term debt, or by the conversion to shares of convertible debentures and upon the conversion of accrued interest on the term debt and debentures in the aggregate amount of $1,317,300, and 883,000 shares are reserved for issuance upon exercise of outstanding warrants and options as of the Closing Date and owned by the people set forth on Schedule 3.4. The outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth above and in Schedule 3.4, there are no options, warrants or other rights to purchase any of the Company's authorized and unissued capital stock. Except as set forth on Schedule 3.4, there are no outstanding agreements regarding the voting of shares of common stock.

       3.5 Authorization. All corporate action on the part of the Company, its directors and shareholders, necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of all the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement and the documents contemplated hereby or executed in connection with, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of or this Agreement, will be validly issued, will be fully paid and nonassessable. The Shares are not subject to any preemptive rights or rights of first refusal.

       3.6 Balance Sheet. The Company has delivered to Ultrak its audited financial statements for the year ending December 31, 1994 and its preliminary and tentative financial statements for the year ending December 31, 1995, and its Balance Sheet for the period ending June 30, 1996 (the "Balance Sheet"). The Balance Sheet is complete and correct in all material





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respects and has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Balance Sheet accurately sets out and describes the financial condition of the Company as of the dates indicated therein. Since June 30, 1996, there has not been any change in the assets, liabilities, financial condition or operations of the Company, from that reflected in the Balance Sheet, except changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse.

       3.7    Material Liabilities.   The Company has no material liabilities
or obligations, absolute or contingent (individually or in the aggregate), except (i) the liabilities and obligations set forth in the Balance Sheet, (ii) the liabilities evidenced by the Company's subordinated notes, convertible debentures, and warrants set forth on Schedule 3.7 (the "Subordinated Debt"), and (iii) liabilities and obligations which have been incurred subsequent to June 30, 1996 in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse.

       3.8 Title to Properties and Assets. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, and (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business. To the best of its knowledge, the Company owns or possesses, has access to, or can become licensed on reasonable terms under, all patents, inventions, copyrights, licenses, information, proprietary rights and processes necessary for the lawful conduct of its business as now conducted and as proposed to be conducted, without any infringement of or conflict with the rights of others. Schedule 3.8 sets forth a true and complete list of all patents and parent applications owned by the Company.

       3.9 Compliance With Instruments. The Company is not in violation of any term of its Articles of Incorporation or By-Laws, Shareholder Agreements, or in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and to the best of its knowledge is not in violation of any order, statute, rule or regulation applicable to the Company where such violation would materially and adversely affect the Company. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Shares, have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under, the Company's Articles of Incorporation or By-Laws or any of its agreements nor result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company; and there is no violation of default which materially and adversely affects the business of the Company or any of its properties or assets.





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       3.10   Litigation.  There are no actions, suits, proceedings or
investigations pending against the Company or its properties before any court or governmental agency (nor, to the best of the Company's knowledge, is there any reasonable basis therefor or threat thereof).

       3.11 Employees. To the best of the Company's knowledge and to the best of the knowledge of Elena Prokupets, President and Chief Executive Officer and of Rudy Prokupets, Vice President for Technology, in their capacities as officers of the Company, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company. The Company does not have any employment contracts with any of its employees not terminable at will and does not have any collective bargaining agreements covering any of its employees.

       3.12 Governmental Consents. All consents, approvals, orders or authorizations or, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part o the Company required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained prior to, and be effective as of, the Closing.

       3.13 Information. To the best of the knowledge of the Company and of Elena Prokupets, President and Chief Executive Officer and of Rudy Prokupets, Vice President for Technology, in their capacities as officers of the Company, no representation or warranty by the Company in this Agreement or in any written statement or certificate furnished or to be furnished to Ultrak pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, when taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made not misleading. All materials about the Company's business presented by the Company to Ultrak, have been prepared in a good faith effort by the Company to describe the Company's present and proposed products, operations, and projected growth and the Company is not aware of any materially misleading statements or omissions therein.


                                   SECTION 4
             REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS
                                   OF ULTRAK

       Ultrak represents and warrants to the Company as follows:

       4.1    Qualifications of Ultrak.

              (a) Ultrak hereby represents and warrants to the Company that it is an accredited Investor, inasmuch as it is a corporation, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.





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              (b)    Ultrak hereby represents and warrants to the Company that
Ultrak has such knowledge and experience in financial and business matters that Ultrak is capable of evaluating the merits and risks of this transaction and of an investment in the Company.

              (c) The overall commitment of Ultrak to securities which are not readily marketable is not disproportionate to the its total assets, and investment in the Shares will not cause Ultrak's overall commitment to become excessive. Ultrak has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment in the Shares, and can sustain a complete loss of the investment in the Shares.

              (d) Ultrak further represents and warrants that: (i) Ultrak has not been formed, reformed or recapitalized for the specific purpose of purchasing the Shares; (ii) Ultrak has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its formation, with full power and authority to enter into the transactions contemplated by this Agreement; and (iii) this Agreement has been duly and validly authorized, executed, and delivered by Ultrak and when executed and delivered by the Company, will constitute the valid, binding and enforceable agreement of Ultrak.

       4.2    Access to Information; Independent Investigation.

              (a) Ultrak has received and carefully reviewed a copy of the Company's Business Plan.

              (b) Ultrak, in making the decision to purchase the Shares subscribed for, has relied upon the representations and warranties in this Agreement and independent investigations made by it and Ultrak, has, prior to any sale, been given access and the opportunity to examine all material books and records of the Company, all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive answers from, the Company or any person acting on its behalf concerning the terms and conditions of this offering, and to obtain any additional information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information so furnished. Ultrak has been furnished with all materials relating to: (i) the business, finances and operation of the Company and materials relating to the offer and sale of the Shares, and (ii) any other information, that has been requested. Ultrak has received complete and satisfactory answers to any such inquiries.

              (c) Ultrak acknowledges that it is subscribing for the Shares after what it deems to be adequate investigation of the business, finances and prospects of the Company by Ultrak.

              (d) Ultrak understands that no federal or state agency has passed on or made a recommendation or endorsement of the Shares. Ultrak understands that this offering has not been reviewed by the Attorney General of the State of New York and that any offering literature





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used in connection with this offering has not been pre-filed with the Attorney
General and has not been reviewed by the Attorney General

       4.3    Investment Representations.

              (a) Ultrak has been advised by the Company, and understands, that it must bear the economic risk of an investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act of 1933, as amended ("Securities Act"), and the Company is under no obligation to register the Shares, other than as set forth in Section 8 below. Therefore, the Shares must be held by Ultrak unless they are subsequently registered under the Securities Act or an exemption from such registration is available for the transfer of the Shares.

              (b) Ultrak represents that the Shares are being acquired solely for its own account for investment and not with a view toward, or for resale in connection with, any "distribution" (as that term is used in the Securities Act and the rules and regulations thereunder) of all or any portion thereof.

              (c) Ultrak agrees not to subdivide the Shares or to offer, sell, pledge, hypothecate or otherwise transfer or dispose of any of the Shares in the absence of an effective registration statement under the Securities Act covering such disposition, or an opinion of counsel, satisfactory to the Company and its counsel, to the effect that registration under the Securities Act is not required in respect of such transfer or disposition.

              (d) Ultrak further understands that a stop transfer order will be placed on the stock-transfer books of the Company respecting the certificates evidencing the Shares, and such certificates shall bear until such time as the Shares shall have been registered under the Securities Act or shall have been transferred in accordance with such an opinion of counsel, the following legend or one substantially similar thereto:

       THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, OR AN OPINION OF COUNSEL TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

              (e) Ultrak understands that the offer and sale of the Shares are not being registered under the Securities Act in reliance on exemptions provided under the Securities Act and/or Regulation D promulgated pursuant to the Securities Act, and that the Company is basing its reliance on that exemption in part on the representations, warranties, statements and agreements contained herein.





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       4.4    Ultrak affirmatively covenants that Ultrak will not hire or solicit for hiring as an employee, consultant, distributor, agent or otherwise any person, who is employed by Company, or whose employment relationship with Company was terminated after the date which is one year prior to the date such person commences any employment, consulting or other relationship with Ultrak.


                                   SECTION 5
                             CONDITIONS TO CLOSING

       5.1 Conditions to Ultrak's Obligations at the Closing. Ultrak's obligations to purchase the Shares at the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by Ultrak:

              (a) The representations and warranties made by the Company herein shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the same date; and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date and all documents incident thereto shall be satisfactory in form and content to Ultrak and its counsel.

              (b) The Company shall have obtained all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement which need to be obtained prior to the Closing.

              (c) At the Closing, the purchase of the Shares by Ultrak shall be legally permitted by all laws and regulations to which the Company is subject.

              (d) Each executive officer of the Company listed on Schedule 5.1(d) attached hereto shall have entered into a Non-Competition and Employment Agreement with the Company in substantially the form of Exhibit 5.1(d) attached hereto.

              (e) The Company and Ultrak shall have entered into a non-exclusive Distribution/Reseller Agreement in substantially the form of
Exhibit 5.1(e) attached hereto.

              (f) The Subordinate Debt shall have been converted into shares of Common Stock in accordance with the terms of the instruments evidencing such debt.

              (g) Effective as of the Closing Date, the Company shall have increased its allowance for uncollectible receivables, warranty reserves, and reserves for unrecorded liabilities to an aggregate minimum amount of $75,000, subject to verification or modification by mutual agreement of the Company's auditor and Ultrak's CFO prior to October 15, 1996.





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              (h)    The Company shall have executed the Warrant and the
Company, Ultrak, and the Shareholders identified therein shall have executed the Shareholders' Voting Agreement in the forms, respectively, contained in
Exhibit 5.1(h) attached hereto.

              (i) Elena and Rudy Prokupets shall have executed the Right of First Refusal and Co-Sell Agreement in the form of Exhibit 5.1(i) attached hereto.

              (j) The Company shall use its best efforts to obtain from Mosler, Inc., a reseller of Company's products, an acknowledgment in writing that Ultrak's Reseller Agreement with Company is in compliance with Company's reseller agreement with Mosler, Inc. If and upon obtaining such acknowledgement, it shall be attached as Exhibit 5.1(j) of this Agreement.

       5.2 Conditions to the Company's Obligations at the Closing. The Company's obligations to sell the Shares at the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by the Company:

              (a) The representations and warranties made by Ultrak herein shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the same date; and Ultrak shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date and all documents incident thereto shall be satisfactory in form and content to the Company and its counsel.

              (b) Ultrak shall have obtained all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement which need to be obtained prior to the Closing.


                                   SECTION 6
                      AFFIRMATIVE COVENANTS OF THE COMPANY

       The Company hereby covenants and agrees as follows:

       6.1    Financial Information.

              (a) The Company will mail the following reports to Ultrak for so long as Seven Hundred Fifty Thousand (750,000) of the Shares are owned by
Ultrak:

                  (i) As soon as practicable after the end of each fiscal year, and in any event within 45 days thereafter, a consolidated balance sheet of the Company as of the end of such fiscal year, and a consolidated statement of income and consolidated statement of cash flow for such year, prepared in accordance with generally accepted accounting principles, all in reasonable detail and audited by independent public accountants selected by the Company.





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                 (ii)       Within 30 days following the beginning of each
fiscal year, an Annual Financial Projection. The Annual Financial Projection shall set forth full and complete forecasted balance sheets, income statements, and statements of cash flow for the next fiscal year and for each month within that year. The Annual Financial Projection shall also describe in its assumptions section, the marketing, production, research and development, organization and staffing, and financial strategies which support the Annual Financial Projection's projected figures.

              (b) For so long as Ultrak is eligible to receive reports under this Section 6.1, but in no event more often than once each first, second, and third fiscal quarter, Ultrak shall also have the right, at its expense, and upon reasonable notice to the Company (which in no event shall be less than seven (7) days notice), to audit the books and records of the Company.

       6.2 Additional Information. The Company will deliver or provide to Ultrak (i) as soon as practicable after the end of each fiscal month, and in any event within 20 days thereafter, an unaudited consolidated balance sheet and statement of income of the Company and, (ii) with reasonable promptness, such other information and data, including access to books, records, officers, general managers exclusive of technical employees, sales managers and accountants, with respect to the Company as Ultrak may from time to time reasonably request; provided, however, that the Company shall not be obligated to provide any information that it considers in good faith to be a trade secret or to contain confidential or classified information.

       6.3 Directors. Effective as of the Closing Date, the Company's Board of Directors shall consist of at least one (1) director appointed by Ultrak and, Ultrak, thereafter, shall have the right to appoint one (1) additional director for every five (5) additional directors serving on the Company's Board of Directors.

       6.4 Termination of Covenants. The covenants set forth in Sections 6.1, 6.2, and 6.3 shall terminate and be of no further force or effect at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

       6.5 Issuance of Equity Securities. Subsequent to the Closing Date, the Company shall obtain Ultrak's prior written approval, which shall not be unreasonably withheld, prior to issuance of any equity securities, defined as Common Shares, warrants or options, for consideration valued at less than One Dollar Seventy-Five Cents ($1.75) per Common Share or equivalent equity security.

       6.6 Key Employee Life Insurance. Company shall use its best efforts to obtain within 60 days following Closing Date a "key employee" life insurance policy on the life of Company's Vice President for Technology, Rudy Prokupets, with a face insurance value of at least one million dollars ($1,000,000.00) and with Company as named beneficiary.

       6.7 Chief Financial Officer Selection Approval. In the event Company, in its discretion, shall appoint and hire a Chief Financial Officer and/or a General manager, Ultrak





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shall have the right to approve the selection of the final candidate prior to an offer being tendered to such candidate by the Company. Ultrak's approval of such final candidate(s) shall not unreasonably be withheld. Ultrak shall not have the right to set or to approve the terms of employment or compensation arrangements, which shall be in the sole discretion of the Company.


                                   SECTION 7
                             MUTUAL INDEMNIFICATION

       7.1 Mutual Indemnification. Ultrak will indemnify the Company and hold it harmless from and in respect of any and all loss, liability, cost or expense (including reasonable fees and expenses of counsel) accruing from or resulting by reason of any breach of any representation, warranty, covenant, or agreement made or to be performed by Ultrak pursuant to this Agreement. The Company will indemnify Ultrak and hold it harmless from and in respect of any and all loss, liability, cost or expense (including reasonable fees and expenses of counsel) accruing from or resulting by reason of any breach of any representation, warranty, covenant, or agreement made or to be performed by the Company pursuant to this Agreement.


                                   SECTION 8
                              REGISTRATION RIGHTS

       8.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

              "Demand Registration" see Section 8.2 hereof.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

              "IPO" shall mean the sale of the Company's Common Stock in an underwritten public offering registered under the Securities Act, where the aggregate offering price equals or exceeds $5,000,000

              "Registration Expenses" shall mean all expenses relating to the registration, other than underwriting discounts, selling commissions and stock transfer taxes applicable to the Common Shares to be registered.

              "Registrable Securities" shall mean: (i) the shares (ii) any securities issued or issuable with respect to the Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization and (iii) any Common Stock issued or issuable in connection with the Warrant ("Warrant Shares").





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              "Piggyback Registration" see Section 8.3 hereof.

              "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

              "SEC" shall mean the Securities and Exchange Commission.

              "Shares" shall mean the shares of Common Stock being issued and sold pursuant to this Agreement.

              "Underwritten registration or underwritten offering" shall mean a registration in which securities of the Company are sold pursuant to a firm commitment underwriting.

              "Register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

       8.2    Demand Registration.

              (a) At any time following an IPO and subject to the provision of Section 8.2(b) hereof, Ultrak may request a registration by the Company under the Securities Act of all or part of the Registrable Securities ("Demand Registration"). All requests made pursuant to this Section 8.2(a) will specify the number of Registrable Securities to be registered. The Company shall cause such Demand Registration to be effected as promptly as possible.

              (b) Subject to the provisions of Section 8.4(b) hereof, Ultrak will be entitled to request an aggregate of two (2) Demand Registrations in which Ultrak and the Company will equally share all Registration Expenses; provided, however, that the Company will not be obligated to register any Registrable Securities pursuant to a Demand Registration unless there is requested to be included in such registration not less than 250,000 Shares. A registration initiated as a Demand Registration will not count as a Demand Registration until such registration has become effective.

       8.3 Piggyback Registration. (a) Following an IPO, if at any time or from time to time the Company shall determine to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) (a "Piggyback Registration"), either for its own account or the account of a shareholder of the Company, other than (i) a registration relating solely to an employee benefit plan or (ii) a registration relating solely to a Rule 145 transaction, the Company will:

                  (i)       promptly give Ultrak written notice thereof; and





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                 (ii)       include in such registration, and in any
underwriting involved therewith, all of the Registrable Securities specified by Ultrak to be included made within 20 days after receipt of the written notice specified in Section 8.3(a)(i).

       8.4    Underwriting.

              (a) If any registration is an underwritten offering, the Company will have the right to select the investment banker or investment bankers and manager or managers to administer the offering; provided that such investment bankers and managers must be reasonably satisfactory to Ultrak.

              (b) If the registration involves an underwriting, Ultrak's participation therein shall be conditioned upon Ultrak signing a standard underwriting agreement. If the number of Registrable Securities that Ultrak requests to be included in the offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, the Company shall only be required to include in the offering so many of the Registrable Securities as the underwriters believe will not jeopardize the success of the offering. If all the Registrable Securities that Ultrak requests to be included in the offering can not be accommodated, the number of Registrable Securities to be included shall be apportioned pro rata among all selling shareholders according to the total amount of securities owned by selling shareholders, or in such other proportions as shall mutually be agreed to by such selling holders.

       8.5    Holdback Agreement.

              (a) Ultrak agrees not to effect any public sale or distribution of equity securities of the Company, including a sale pursuant to Rule 144 under the Securities Act, during the seven (7) days prior to, and during the 90- day period beginning on, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration).

              (b) The Company agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, including a sale pursuant to Rule 144 under the Securities Act, during the seven (7) days prior to, and during the 90-day period beginning on, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8).

       8.6    Termination.  The obligations of the Company set forth in Section
8.2 to 8.5 shall terminate at such time as all of the Registrable Securities can be sold to the public under Rule 144 in the opinion of counsel to the Company.







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
                                   SECTION 9
                        ULTRAK'S RIGHT OF FIRST REFUSAL




       9.1 Right of First Refusal. The Company hereby grants to Ultrak the right of first refusal to purchase its pro rata share of New Securities (as defined in this Section 9.1) which the Company may, from time to time, propose to sell and issue. A pro rata share, for purposes of this right of first refusal, is the ratio that the sum of the number of shares of Common Stock then held by Ultrak bears to the sum of the total number of shares of Common Stock then outstanding.

              (a) Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company including Common Stock and Preferred, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock or Preferred. Notwithstanding the foregoing, "New Securities" does not include (i) securities offered to the public generally pursuant to a registration statement or pursuant to Regulation A under the Securities Act, (ii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its shareholders own not less than fifty-one percent (51%) of the voting power of the surviving or successor corporation, (iii) shares of the Company's Common Stock or related options convertible into such Common Stock at or above a per share purchase price and/or option exercise price of One Dollar Seventy-Five Cents ($1.75) per Common Share issued to employees, officers and directors of, and consultants, customers, and vendors to, the Company, pursuant to any arrangement approved by the Board of Directors of the Company, (iv) shares of the Company's Common Stock or related securities convertible into such Common Stock set forth on Schedule 3.4, (v) stock issued pursuant to any rights or agreements including without limitation convertible securities, options and warrants, provided that the rights of first refusal established by this Section 9.1 apply with respect to the initial sale or grant by the Company of such rights or agreements and (vi) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

              (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give Ultrak written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. Ultrak shall have thirty (30) days from the date of receipt of any such notice to propose to purchase its pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities desired to be purchased. A request shall be an irrevocable offer to purchase the quantity of New Securities specified.

              (c) In the event Ultrak fails to exercise the right of first refusal within said thirty (30) day period, the Company shall have one hundred eighty (180) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by Ultrak at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New

Securities within said one hundred eighty (180) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities in accordance with the procedure provided above, which procedure in such event shall be termed the "Second Round Right of First Refusal". In the event any such offering of New Securities continues beyond said one hundred eighty (180) day period and thus becomes and "Extended Offering" Ultrak, with the prior written approval of Company, which shall not unreasonably be withheld, may assign its Second Round Right of First Refusal, which shall be limited to such Extended Offering, to an identified third party.

              (d) The right of first refusal granted under this Agreement shall expire upon the first to occur of the following: (i) the closing of the first public offering of the Common Stock of the Company to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the securities Act; or (ii) Ultrak holds less than one million two hundred fifty thousand (1,250,000) shares of Common Stock (appropriately adjusted for stock splits, stock dividends or similar capital reorganizations).

              (e) Except in accordance with the provisions of paragraph 9.1(c) above, the right of first refusal hereunder is not assignable.


                                   SECTION 10
                         COMPANY RIGHT OF FIRST REFUSAL

       10.1 Company Right of First Refusal. In the event Ultrak proposes to sell the Shares, it shall give the Company written notice of its intention, describing the number of Shares it proposes to sell and the price and terms upon which Ultrak proposes to sell the same. The Company shall have thirty
(30) days from the date of receipt of any such notice to agree to purchase all or any portion of the Shares being sold for the price and upon the terms specified in the notice by giving written notice to Ultrak.

       10.2 Failure to Exercise. In the event the Company fails to exercise the right of first refusal within the thirty (30) day period, Ultrak shall have one hundred eighty (180) days thereafter to sell or enter into an agreement (pursuant to which the sale of such Shares covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the Shares not elected to be purchased by the Company or the remaining shareholders at the price and upon the terms no more favorable to the purchasers of such securities then specified in Ultrak's notice. In the event Ultrak has not sold the Shares or entered into an agreement to sell the Shares within said one hundred eighty (180) day period (or sold the Shares in accordance with the foregoing within sixty (60) days from the date of said agreement), Ultrak shall not thereafter sell any Shares, without first offering such securities in the manner provided above.

       10.3 Right of First Refusal Expiration. The right of first refusal granted under this Section 10 shall expire upon the first to occur of the following: (i) the closing of the first public offering of the Common Stock of the Company to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the securities Act; or (ii) Ultrak holds less than 1,300,000 shares of Common Stock or Preferred Stock (appropriately adjusted for stock splits, stock dividends or similar capital reorganizations), where Ultrak has obtained the prior written approval of the Company for the buyer of up to 200,000 of Ultrak's initial 1,500,000 shares; or (iii) Ultrak holds less than 1,500,000 shares of Common Stock or Preferred Stock (appropriately adjusted for stock splits, stock dividends or similar capital reorganizations), where Ultrak has not obtained the prior written approval of the Company for such buyer.

       10.4 Additional Legend. In addition to whatever legends are required to be placed on the certificate evidencing the Shares by applicable securities laws, the following legend shall be endorsed thereon:

                     "The shares represented by this certificate are subject to a right of first refusal option in favor of the corporation and certain shareholders set forth in an agreement between the corporation and the registered holder, a copy of which is on file at the principal office of this corporation."


                                   SECTION 11
                                 MISCELLANEOUS

       11.1 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York.

       11.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Ultrak and the closing of the transactions contemplated hereby.

       11.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

       11.4 Entire Agreement; Amendment. This Agreement and other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

       11.5 Notice, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepared, or otherwise delivered by hand or by messenger, addressed



       (a)    if to Ultrak:        Tim Torno
                                   Chief Financial Officer
                                   Ultrak, Inc.
                                   Suite 100
                                   1220 Champion Circle
                                   Carrollton, Texas  75006

       with copies to:             Richard Waggoner, Esq.
                                   Gardere & Wynne
                                   3000 Thanksgiving Tower
                                   1601 Elm Street
                                   Dallas, Texas  75201

       (b)    if to the Company:   Lenel Systems International, Inc.
                                   290 Woodcliff Office Park
                                   Fairport, New York  14450
                                   Attn:  Elena and Rudy Prokupets

       with copies to:             David A. Lovenheim, Esq.
                                   Harris, Beach & Wilcox, LLP
                                   130 East Main Street
                                   Rochester, NY  14604


       Each such notice or other communication shall for all purposes of this Agreement be treated as effective (i) when delivered, if delivered either personally or by overnight courier or (ii) at the earlier of its receipt or five (5) days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

       11.6   Delays or Omissions.   Except as expressly provided herein, no
delay or omission to exercise any right, power or remedy accruing to Ultrak, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this

Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

       11.7 Expenses. The Company and Ultrak shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

       11.8   Counterparts.   This Agreement may be signed in one or more
counterparts, and it shall not be necessary that the signatures of both parties appear on each such counterpart; all counterparts shall collectively constitute a single agreement.

       11.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

       11.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

       The foregoing agreement is hereby executed as of the date first above written.



ULTRAK, INC.                            LENEL SYSTEMS INTERNATIONAL, INC.
a Delaware corporation                  a Delaware corporation


By:     /s/ GEORGE K. BROADY            By:  /s/ ELENA PROKUPETS
   ---------------------------             -----------------------------------
Title:  President                       Title:  President & CEO
      ------------------------


                                        By:  /s/ RUDY PROKUPETS
                                           -----------------------------------
                                        Title:  Vice President, Technology














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